Exhibit 10.156

Guarantor Supplement

December 31, 2010

Bank of Montreal, as Administrative Agent for the Banks party to the Credit Agreement dated as of September 29, 2006 among Alliance Data Systems Corporation, the Guarantors from time to time party thereto, the Banks from time to time party thereto, Bank of Montreal, as Letter of Credit Issuer, and Bank of Montreal, as Administrative Agent (as the same may be amended, restated or supplemented from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above.  Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, Alliance Data Retail Services, LLC, a Delaware limited liability company, hereby acknowledges that it is a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof.  The undersigned confirms that the representations and warranties set forth in Article 4 of the Credit Agreement are true and correct in all material respects as to the undersigned as of the date hereof (other than any representation or warranty that relates to a specified date, which shall be true and correct in all material respects as of such date).

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including, without limitation, Article 9 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

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Very truly yours,

ALLIANCE DATA RETAIL SERVICES, LLC

By	/s/ Hugh M. Hayden
Name	Hugh M. Hayden
Title	Senior Vice President